UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2025 (August 5, 2025)

CLARIVATE PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands

(State or other jurisdiction of incorporation or organization)

001-38911	N/A
(Commission File Number)	(I.R.S Employer Identification No.)

70 St. Mary Axe

London EC3A 8BE

United Kingdom

(Address of Principal Executive Offices)

(44) 207-433-4000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	CLVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement

On August 5, 2025, certain of Clarivate Plc’s direct and indirect subsidiaries that are borrowers or guarantors under the Credit Agreement dated as of October 31, 2019 (as amended, restated, supplemented or modified prior to the Amendment, the “Existing Credit Agreement”, and as further amended by the Amendment, the “Credit Agreement”) entered into an amendment thereto (the “Amendment”), which provided for (i) a $75.0 million increase (the “Revolving Commitment Increase”) of the total revolving credit commitments thereunder to $775.0 million in the aggregate and (ii) certain other amendments as set forth in Exhibit 10.1 to this Current Report on Form 8-K.  Revolving loans and other extensions of credit made pursuant to the Revolving Commitment Increase will have the same terms as the existing revolving commitments under the Existing Credit Agreement, including interest rate and maturity date.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

No.	Description
10.1	Amendment No. 8 dated as of August 5, 2025 to Credit Agreement dated as of October 31, 2019
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLARIVATE PLC

Date: August 5, 2025	By:	/s/ John Doulamis
	Name:	John Doulamis
	Title:	Senior Vice President & General Counsel